POWER OF ATTORNEY

      The undersigned, being the Manager of JCM AB LLC the "Company") hereby appoints each of Jeffrey Kesselman, Steven Miller, and Alexander Thomas,signing singly, as the Company's true and lawful attorney-in-fact to:

      1. prepare, execute in the Company's name and on the Company's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Company to make electronic filings with the SEC or reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

      2. execute for and on behalf of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the ownership, acquisition or disposition of securities of the Company;

      3.	Do and perform any and all acts for and on
behalf of the Company which may be necessary or desirable to complete and execute any reports, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission, any stock exchange or similar authority, and the National Association of Securities Dealers; and

      4.	Take any other action of any type whatsoever
in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the Company pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The Company hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Company acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the Company's responsibilities to comply with Regulation D of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

      This Power of Attorney shall remain in full force and effect until the Company is no longer required to file reports to comply with Section 16 with respect to the transactions in securities issued by the Company, unless earlier revoked by the Company in a signed writing delivered to the foregoing attorneys -in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of August, 2024.

JCM AB LLC

/s/ John C. Malone
Title: Manager